LIVINGSTON, WACHTELL & CO., LLP
                        Certified Public Accountantys
            29 Broadway, 25th Floor, New York, NY 10006-3208
        Tel 212-448-0200    Fax 212-480-1321     WWW.lwccpa.com



November 22, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements about our firm included under Item 4.01 in the Form 8-K dated November 22, 2004 of Weston Technologies Corp. filed with the Securities and Exchange Commission and are in agreement with the statements contain therein.


Very truly yours,


/s/ Livingston, Wachtell & Co., LLP
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Livingston, Wachtell & Co., LLP